SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

WORLD AIRWAYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2004

Dear Stockholder:

      We cordially invite you to attend World Airways, Inc.’s Annual Meeting of Stockholders to be held on Thursday, May 6, 2004. Enclosed are a proxy statement, a form of proxy, and an annual report to stockholders. The meeting will commence at 9:00 a.m., local time, at our headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

      At the meeting we will ask you to (i) elect three persons to serve as members of the Company’s Board of Directors; (ii) approve the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan; (iii) ratify the selection of KPMG LLP as the Company’s independent certified public accountants for the year ending December 31, 2004; and (iv) act upon such other matters as may properly come before the annual meeting and any adjournments thereof.

      We value your participation and encourage you to vote your shares on the matters expected to come before the annual meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the annual meeting.

Sincerely,

HOLLIS L. HARRIS
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PURPOSE OF MEETING
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
BOARD OF DIRECTORS
MATTER NO. 1 -- ELECTION OF DIRECTORS
MATTER NO. 2 -- APPROVAL OF THE AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN
MATTER NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE
EXECUTIVE COMPENSATION
Option Grants in Fiscal 2003
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER INFORMATION
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

WORLD AIRWAYS, INC.

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 6, 2004

To the Stockholders:

      World Airways, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders on Thursday, May 6, 2004, commencing at 9:00 a.m., local time, at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, for the following purposes:

1. To elect three Class III directors to serve until the 2007 Annual Meeting of Stockholders, and thereafter until their successors have been duly elected and qualified;

2. To approve the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan;

3. To ratify the selection of KPMG LLP as the Company’s independent certified public accountants for the year ending December 31, 2004; and

4. To act upon such other matters as may properly come before the annual meeting and any adjournment thereof.

      The record date for the determination of stockholders entitled to vote at the annual meeting is March 12, 2004, and only stockholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof.

      Whether or not you plan to attend the stockholders’ annual meeting, please follow the instructions on the enclosed proxy to ensure representation of your shares at the annual meeting. You may revoke your proxy at any time prior to the time it is voted.

By Order of the Board of Directors.

CINDY M. SWINSON
Secretary

April 6, 2004

Peachtree City, Georgia

WORLD AIRWAYS, INC.

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

PROXY STATEMENT

       This proxy statement is being furnished to the stockholders of World Airways, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Company’s Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 6, 2004, and any adjournment thereof, for the purposes set forth in the accompanying notice and described in more detail herein. The meeting will be held at the Company’s headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

      This proxy statement and the accompanying proxy card will be first mailed to our stockholders on or about April 6, 2004. The cost of the solicitation will be borne by the Company.

PURPOSE OF MEETING

      At the meeting, the Board of Directors will ask stockholders to (1) elect three Class III directors to serve until the 2007 Annual Meeting of Stockholders, and thereafter until their successors are duly elected and qualified; (2) approve the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan (the “1995 Stock Incentive Plan”); (3) ratify the selection of KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2004; and (4) act upon such other matters as may properly come before the meeting and any adjournment thereof.

      There will also be an address by the Chairman of the Board of Directors of the Company, and a general discussion period during which stockholders will have an opportunity to ask questions about the Company’s business.

VOTING

      Only holders of record of the Company’s outstanding Common Stock at the close of business on March 12, 2004 (the “Record Date”) will be entitled to vote at the meeting. On the Record Date, 11,489,243 shares of Common Stock were outstanding and entitled to be voted.

      Shares of Common Stock represented by proxies that are properly executed and returned to the Company will be voted at the meeting in accordance with the stockholders’ instructions contained in such proxies. Where no such instructions are given, proxies will be voted for the election to the Board of Directors of the three persons named elsewhere in this proxy statement, in favor of the 1995 Stock Incentive Plan, and for the appointment of KPMG LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004. The proxy holders will also vote such shares at their discretion with respect to such other matters as may properly come before the meeting. The Company does not know of any matters to be acted upon at the meeting other than the three matters described in this proxy statement.

      Any proxy may be revoked by the person giving it at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, Cindy M. Swinson, or by signing a later-dated proxy. Stockholders who attend the meeting may revoke any proxy previously given and vote in person.

      A quorum at the meeting will consist of the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the meeting. Cumulative voting in the election of directors is not allowed. Each holder of shares of Common Stock issued and outstanding on the Record Date shall be entitled to one vote for each share owned by such holder on each matter to be voted on at the meeting. At the meeting, a plurality of the votes cast is required to elect each of the Class III directors and, accordingly, the director nominees receiving the greatest number of votes will be elected to the Board of Directors. The affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to (i) approve the 1995 Stock Incentive Plan, and (ii) ratify the selection of KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2004. Accordingly, abstentions will have the effect of votes against each of these matters. Broker non-votes will be disregarded and will have no effect on the outcome of any vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Principal Stockholders

      The following table sets forth information, as of March 12, 2004 unless otherwise indicated, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Shares		Percent
	Beneficially		of Class
Name and Address of Beneficial Owner	Owned(1)		Owned(1)

Zazove Associates, LLC	5,994,375	(2)	34.3%
940 Southwood
Incline Village, NV 89451

Air Transportation Stabilization Board	2,378,223	(3)	17.1%
1120 Vermont Avenue
Washington, DC 20005

Naluri Berhad f/k/a Malaysian Helicopter Services Berhad	1,217,000	(4)	10.6%
Wing On Center, 25th Floor
1111 Connaught Road
Central Hong Kong

Hollis L. Harris	1,290,730	(5)	10.2%
101 World Drive
Peachtree City, GA 30269

JMB Capital Partners, L.P.	1,117,163	(6)	8.9%
1999 Avenue of the Stars, Suite 2040
Los Angeles, CA 90067

Lonestar Partners, L.P.	1,047,875	(7)	8.4%
One Maritime Plaza, Suite 1100
San Francisco, CA 94111

The Boeing Company	1,000,000	(8)	8.0%
7755 E. Marginal Way South
Seattle, WA 98108

International Lease Finance Corporation	1,000,000	(9)	8.0%
National Union Fire Insurance Company of Pittsburgh, PA
American International Group, Inc.(9)
1999 Avenue of the Stars, Suite 3900
Los Angeles, CA 90067

Barclays Global Investors, NA	705,014	(10)	6.1%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105

(1)	In setting forth this information, the Company relied upon its stock and convertible senior subordinated debenture transfer records and upon Schedule 13D and Schedule 13G filings of, and other information provided by, the persons and entities listed in the table. Beneficial ownership is reported in accordance with Securities and Exchange Commission (“SEC”) regulations and therefore includes shares of the Company’s Common Stock which may be acquired within 60 days after March 12, 2004 upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of Common Stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each stockholder, “Percent of Class Owned” is based on the 11,489,243 shares of Common Stock issued and outstanding on March 12, 2004, plus any shares which may be acquired by the stockholder within 60 days after March 12, 2004.

(2)	As reported in a Schedule 13G/A filed with the SEC on January 9, 2004. Represents shares that may be acquired upon conversion of convertible senior subordinated debentures. Zazove Associates, LLC is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and has discretionary authority, including sole voting and dispositive power, with respect to the convertible senior subordinated debentures of the Company held in certain managed accounts.

(3)	Represents shares underlying immediately exercisable warrants to purchase Common Stock.

(4)	As reported in a Schedule 13D filed with the SEC on October 27, 1995, as reduced by 773,000 shares of Common Stock sold by Naluri Berhad to the Company on January 23, 1998.

(5)	Consists of (i) 1,108,324 shares of Common Stock issuable to Mr. Harris upon the exercise of options granted, and (ii) 182,406 shares of Common Stock which he owns directly.

(6)	As reported in a Schedule 13G/A filed with the SEC on January 12, 2004. Consists of (i) 994,063 shares of Common Stock that may be acquired upon conversion of convertible senior subordinated debentures, and (ii) 123,100 shares of Common Stock which JMB Capital Partners, L.P. owns directly.

(7)	As reported in a Schedule 13G/A filed with the SEC on January 9, 2004. Consists of (i) 994,375 shares of Common Stock that may be acquired upon conversion of convertible senior subordinated debentures, and (ii) 53,500 shares of Common Stock which Lonestar Partners, L.P. owns directly.

(8)	Represents shares underlying immediately exercisable warrants to purchase Common Stock.

(9)	As reported in a Schedule 13G filed with the SEC on August 30, 1999. Represents 1,000,000 shares underlying immediately exercisable warrants to purchase Common Stock held of record by International Lease Finance Corporation. The other two named beneficial owners of the shares are the parent and ultimate parent, respectively, of International Lease Finance Corporation and their principal executive offices are located at 70 Pine Street, New York, New York 10270.

(10)	As reported in a Schedule 13G filed with the SEC on February 17, 2004. Consists of (i) 700,599 shares of Common Stock reported as beneficially owned by Barclays Global Investors, N.A. and (ii) 4,415 shares of Common Stock reported as beneficially owned by Barclays Global Fund Advisors.

Directors and Executive Officers

      The following table sets forth information, as of March 12, 2004 unless otherwise indicated, with respect to the beneficial ownership of Common Stock by (a) each director and nominee for director of the Company,

(b) each executive officer named in the Summary Compensation Table included in this proxy statement, and (c) all current directors and executive officers of the Company as a group.

		Shares		Percent
		Beneficially		of Class
Name of Beneficial Owner	Capacity	Owned(1)		Owned(1)

Hollis L. Harris	Chairman of the Board of Directors(2)	1,290,730	(3)	10.2%
Daniel J. Altobello	Director	97,935	(4)	*
A. Scott Andrews	Director	100,390	(5)	*
Joel H. Cowan	Director	88,225	(6)	*
John E. Ellington	Director	129,349	(7)	1.1%
Gen. Ronald R. Fogleman	Director(8)	74,708	(9)	*
Russell L. Ray, Jr.	Director	286,718	(10)	2.5%
Peter M. Sontag	Director	49,790	(11)	*
Randy J. Martinez	President, Chief Executive Officer and Director(12)	246,252	(13)	2.1%
Gilberto M. Duarte, Jr.	Chief Financial Officer	266,152	(14)	2.3%
Cindy M. Swinson	General Counsel and Corporate Secretary	69,500	(15)	*
Charles H. J. Addison	Executive Vice President — Operations	67,811	(16)	*
Directors and Executive Officers as a Group (13 persons)		2,777,560	(17)	20.6%

*	Individual is the beneficial owner of less than one percent (1%) of the outstanding Common Stock.

(1)	In setting forth this information, the Company relied on its stock and convertible senior subordinated debenture transfer records and other information provided by the persons listed in the table. Beneficial ownership is reported in accordance with SEC regulations and therefore includes shares of Common Stock that may be acquired within 60 days after March 12, 2004, upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of Common Stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person has sole voting and investment power with regard to the shares shown as owned by such person. For each stockholder, “Percent of Class Owned” is based on the 11,489,243 shares of Common Stock issued and outstanding on March 12, 2004 plus any shares that may be acquired by the stockholder within 60 days after March 12, 2004.

(2)	Mr. Harris relinquished the title of Chief Executive Officer effective April 1, 2004 and announced that he plans to retire as Chairman and as a member of the Board of Directors effective at midnight on the date of the annual meeting of stockholders.

(3)	Consists of (i) 1,108,324 shares of Common Stock issuable to Mr. Harris upon the exercise of options granted, and (ii) 182,406 shares that he owns directly.

(4)	Consists of (i) 19,155 shares of Common Stock issuable to Mr. Altobello upon the exercise of options granted, and (ii) 78,780 shares that he owns directly.

(5)	Consists of (i) 9,155 shares of Common Stock issuable to Mr. Andrews upon the exercise of options granted, (ii) 75,000 shares of Common Stock that he owns directly, and (iii) 16,235 shares owned by his spouse, as to which he disclaims beneficial ownership.

(6)	Consists of (i) 14,155 shares of Common Stock issuable to Mr. Cowan upon the exercise of options granted, and (ii) 74,070 shares of Common Stock that he owns indirectly.

(7)	Consists of (i) 101,664 shares of Common Stock issuable to Mr. Ellington upon the exercise of options granted, and (ii) 27,685 shares of Common Stock that he owns directly.

(8)	General Fogleman is expected to become non-executive Chairman of the Board of Directors effective upon Mr. Harris’ retirement as Chairman of the Board of Directors.

(9)	Consists of (i) 19,155 shares of Common Stock issuable to General Fogleman upon the exercise of options granted, and (ii) 55,553 shares of Common Stock that he owns indirectly.

(10)	Consists of (i) 204,155 shares of Common Stock issuable to Mr. Ray upon the exercise of options granted, (ii) 76,670 shares of Common Stock that he owns directly, and (iii) 5,893 shares of Common Stock owned in a rollover IRA account.

(11)	Consists of (i) 9,155 shares of Common Stock issuable to Mr. Sontag upon the exercise of options granted, and (ii) 40,635 shares of Common Stock that he owns directly.

(12)	Mr. Martinez became President and Chief Executive Officer and was appointed to the Board of Directors effective April 1, 2004.

(13)	Consists of (i) 210,000 shares of Common Stock issuable to Mr. Martinez upon the exercise of options granted, and (ii) 36,252 shares of Common Stock that he owns directly.

(14)	Consists of (i) 220,000 shares of Common Stock issuable to Mr. Duarte upon the exercise of options granted, and (ii) 46,152 shares of Common Stock that he owns directly.

(15)	Consists of 69,500 shares of Common Stock issuable to Ms. Swinson upon the exercise of options granted.

(16)	Consists of (i) 67,600 shares of Common Stock issuable to Mr. Addison upon the exercise of options granted, and (ii) 211 shares of Common Stock that he owns indirectly.

(17)	Consists of 2,062,018 shares of Common Stock issuable upon the exercise of options, and (ii) 715,542 shares of Common Stock which the persons in the group own directly or indirectly.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. To the Company’s knowledge, based solely on information provided to the Company by such persons and on a review of the copies of such reports furnished to the Company, all such persons timely complied with the Section 16(a) filing requirements during and with respect to the Company’s 2003 fiscal year. The Company has no information that any person or entity that may be deemed beneficial owner of more than 10% of the outstanding Common Stock, other than Hollis L. Harris, has filed any report under Section 16(a) of the Exchange Act.

BOARD OF DIRECTORS

      The Board of Directors of the Company is responsible for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has four standing committees: Executive, Audit, Nominating and Corporate Governance, and Compensation. During 2003, there were six meetings of the Board of Directors of the Company, four meetings of the Executive Committee, five meetings of the Audit Committee, and four meetings of the Compensation Committee. The Nominating and Corporate Governance Committee was formed by the Board of Directors subsequent to the end of 2003. During 2003, or the portion of 2003 during which each director served, each director, other than Dato’ Wan Malek Ibrahim, attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings of all Committees of the Board on which he served. The Board of Directors has determined that each of the directors, other than Hollis L. Harris, John E. Ellington and Randy J. Martinez, is independent, as independence for directors is defined under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Committees of the Board of Directors

Executive Committee

      The Executive Committee may exercise all of the Board’s power and authority when the Board is unable to meet, except that certain fundamental responsibilities, such as the declaration of dividends, are reserved exclusively to the Board. The members of the Executive Committee are Daniel J. Altobello, Hollis L. Harris and Russell L. Ray, Jr. It is expected that General Ronald R. Fogleman will become a member of the Executive Committee effective upon the retirement of Hollis L. Harris from the Board of Directors.

Audit Committee

      The Audit Committee is directly responsible for the appointment (subject to stockholder ratification), compensation, retention and oversight of the work of any independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee’s other primary duties and responsibilities are to (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) oversee the independence and performance of the Company’s independent auditors; (iii) provide an avenue of communication among the independent auditors, management, and the Board; and (iv) review areas of potential significant financial risk to the Company. The Audit Committee reviews, at least once each year, the terms of all material transactions and arrangements between the Company and its affiliates. The Board of Directors had adopted a written charter for the Audit Committee which, as revised in February 2004, is attached as Appendix A to this proxy statement. A current copy of the charter may also be found on the Company’s website at www.worldairways.com.

      The members of the Audit Committee are A. Scott Andrews, Joel H. Cowan and Peter M. Sontag. The Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined by the Nasdaq listing standards. In addition, the Board of Directors has determined that each of Joel H. Cowan and A. Scott Andrews qualifies as an “audit committee financial expert” under applicable SEC regulations.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for (i) identifying individuals qualified to become members of the Board consistent with criteria established or approved by the Board from time to time, (ii) selecting (or recommending that the Board select) director nominees for annual meetings of stockholders, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) overseeing the evaluation of the Board and management. The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter is available on the Company’s website at www.worldairways.com.

      The Nominating Committee consists of Joel H. Cowan, Russell L. Ray, Jr., A. Scott Andrews and Daniel J. Altobello. The Board of Directors has determined that each member of the Nominating Committee is independent, as independence for nominating committee members is defined in the Nasdaq listing standards.

      The Nominating Committee was established in February 2004 and has not adopted a policy with regard to the consideration of any director candidates recommended by stockholders or any formal process for identifying and evaluating nominees for directors. However, the Nominating Committee will consider director candidates recommended by the Company’s stockholders. Recommendations may be sent to the Nominating Committee at World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, Attention: Corporate Secretary.

      The Nominating Committee will consider multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and stockholders. The Nominating Committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company and its stockholders. The

Nominating Committee seeks to ensure that the composition of the Board at all times adheres to Nasdaq’s independence requirements and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

Compensation Committee

      The Compensation Committee (i) reviews key employee compensation policies, plans, and programs; (ii) monitors performance and compensation of Company officers and other key employees; (iii) prepares recommendations and periodic reports to the Board concerning such matters; and (iv) administers the Company’s various compensation plans. The members of the Compensation Committee are Daniel J. Altobello, Joel H. Cowan, and General Ronald R. Fogleman, each of whom is independent as independence for directors is defined by the Nasdaq listing standards.

Compensation of Members of the Board and Committees

      Directors who are not also executive officers of the Company or of an affiliate of the Company (“Non-Affiliate Directors”) receive $25,000 annually for serving on the Board of Directors of the Company, which amount is paid quarterly in advance. Chairmen of Board Committees also receive compensation in the amount of $5,000 per year for such service as Committee Chair. In addition, directors receive $1,000 for personally attending a Board meeting and $250 for attending telephonically. If Committee meetings are held on a date other than a Board meeting date, then a Committee member receives $1,000 for personally attending or $250 for attending telephonically. Non-Affiliate Directors are reimbursed for usual and ordinary expenses of meeting attendance. The Company has adopted a Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), pursuant to which each new Non-Affiliate Director, upon election or appointment to the Board of Directors of the Company, is granted options to purchase 10,000 shares of Common Stock. On the third anniversary of the initial award, each such director will be granted an option to purchase an additional 5,000 shares of Common Stock. Options granted under the Directors’ Plan become exercisable in equal monthly installments during the 36 months following the award, as long as the person remains a director of the Company. The exercise price of all such options is the average closing price of the Common Stock during the 30 trading days immediately preceding the date of grant. Up to 250,000 shares of Common Stock may be issued under the Directors’ Plan, subject to certain adjustments.

      The Company has a consulting arrangement with John E. Ellington, a current director and former President and Chief Operating Officer of the Company, pursuant to which Mr. Ellington agreed to provide consulting services as may be requested from time to time by the Company during a period of one year beginning November 1, 2003. The Company agreed to pay Mr. Ellington an aggregate of $100,000 for these services, of which $13,846.09 was paid during 2003. Mr. Ellington waived the right to receive any directors’ fees during the one-year consulting period. In addition, the Company agreed to continue to maintain term life insurance for the benefit of Mr. Ellington during the consulting period and paid $462.50 in excess term life insurance premiums for the period from November 1, 2003 through December 31, 2003.

Policy with Regard to Directors’ Attendance at Annual Meeting of Stockholders

      The Board of Directors adopted a policy requiring that, absent unusual circumstances, members of the Board of Directors are invited and expected to attend each annual meeting of the Company’s stockholders. All of the then members of the Board of Directors, except for Dato’ Lim Kheng Yew and Dato’ Wan Malek Ibrahim, attended last year’s annual meeting of stockholders.

Procedure for Stockholder Communication with Directors

      Stockholders may send communications to the Board of Directors or to individual directors by mail addressed to the Board of Directors or to the individual director at World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, GA 30269. Communications from stockholders will be forwarded to or accessed by the directors from time to time but in no event later than the next regularly scheduled meeting of the Board of Directors.

MATTER NO. 1 — ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes. Members of each class serve staggered three-year terms. At the meeting for which proxies are being solicited, three Class III directors will be elected to serve until the 2007 Annual Meeting of Stockholders, and thereafter until their successors are duly elected and qualified. Daniel J. Altobello, Peter M. Sontag, John E. Ellington, General Ronald R. Fogleman and Russell L. Ray, Jr. will continue to serve as directors for the terms to which they were previously elected.

      Unless otherwise directed by the persons giving proxies, the proxy holders intend to vote all shares for which they hold proxies for the election of A. Scott Andrews, Joel H. Cowan and Randy J. Martinez as Class III directors. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the meeting, the Board will select a substitute nominee.

Class III Director Nominees

Terms of Office Expiring at the 2007 Annual Meeting of Stockholders

Name and Age	Business Experience

A. Scott Andrews, 45	Mr. Andrews has been a director of the Company since June 1992. Since May 1994, he has been a founder and managing partner of Winston Partners, a private investment firm, and a director of several privately held companies.

Joel H. Cowan, 67	Mr. Cowan has been a director of the Company since March 2000. Since May 1984, he has been chairman of Habersham & Cowan, Inc., a private service and investment firm. He is a director of several privately held companies and is a former director of Continental Airlines, Inc., Interstate General Company, LP, and IRT Property Co., all reporting companies under the Exchange Act (“reporting companies”). He is Chairman of the Metropolitan North Georgia Water Planning District Authority and a director of The Community Foundation for Greater Atlanta.

Randy J. Martinez, 49	Mr. Martinez has been a director of the Company since April 1, 2004. Mr. Martinez has served as President and Chief Executive Officer of the Company since April 1, 2004, and served as President and Chief Operating Officer from November 2003 to April 1, 2004. Prior thereto, Mr. Martinez served as Executive Vice President, Marketing & Administration, of the Company since June 2002. Mr. Martinez joined the Company in October 1998 as the Director of Crew Resources and was later appointed to be the Special Assistant to the Chairman in May 1999. In August 1999, he was named the Chief Information Officer of World Airways. Mr. Martinez came to the Company after a distinguished 21-year career with the United States Air Force (Colonel, retired, and Command Pilot). Prior to his leaving the United States Air Force, he was the Principal Advisor to the Chief of Staff of the North Atlantic Treaty Organization’s (NATO) senior-most Strategic Planning Staff. Mr. Martinez also served as the Senior Aide-de-Camp to the Chairman of the Joint Chiefs of Staff at the Pentagon, Commander of the 457th Airlift Squadron at Andrews Air Force Base (AFB) in Maryland and Chief of the Wing Standardization & Evaluation Division in DESERT STORM for C-130’s. He is a combat experienced pilot and decorated officer.

Class I Directors

Terms of Office Expiring at the 2005 Annual Meeting of Stockholders

Name and Age	Business Experience

Daniel J. Altobello, 63	Mr. Altobello has been a director of the Company since March 1998. Since October 1, 2000, he has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs, the world’s largest airline catering company. From 1989 to 1995, Mr. Altobello served as chairman, president and chief executive officer of Caterair International Corporation. He is a director of American Management Systems, Inc., Mesa Air Group, Inc. and Thinking Tools, Inc., all reporting companies, Friedman, Billings, Ramsey Group, Inc., a registered broker-dealer and a reporting company, and several privately held companies.

Peter M. Sontag, 60	Mr. Sontag has been a director of the Company since February 1994. Since June 2000 he has been Chairman of 800 Travel Systems, Inc., an internet provider of low-priced travel related products and services. Mr. Sontag also is a director of Coastal Dental of Tampa Florida, a reporting company. From 1997 to 1999, he was Chairman of Travel Industries, Inc., d/b/a/ THOR, Inc., which provided marketing, management, and automated operational services to associated travel agencies worldwide. Mr. Sontag is also the owner of Fast Lane Travel, Inc. a company specializing in upscale incentive travel. Previously he supplied strategic, travel, and automation consulting services to various national and international clients; was the founder, chairman and chief executive officer of USTravel, Inc., and was chief executive officer of Sontag, Annis & Associates, Inc., a travel and computer firm.

Class II Directors

Terms of Office to Expire at the 2006 Annual Meeting of Stockholders

Name and Age	Business Experience

John E. Ellington, 69	Mr. Ellington has been a director of the Company since May 2003. Mr. Ellington served as President and Chief Operating Officer of the Company from June 2002 until his retirement in November 2003 and as Chief Operating Officer from January 2002 until June 2002. Beginning in June 1999, Mr. Ellington served as the Company’s Vice President of Operations and, in January 2000 he added the responsibility of Deputy Chief Operating Officer to his duties of Vice President of Operations and continued to serve in these capacities until September 2000. Prior to January 2003, Mr. Ellington owned and operated Midsouth Aviation, an aviation consulting firm for medium sized airports and small corporations which he formed in September 2000. From December 1995 through 1997, Mr. Ellington held the positions of Vice President of Flight Operations, Director of Flight Operations and Director of Flight Standards and Training for American Trans Air. In addition, Mr. Ellington’s experience included more than 30 years with Delta Airlines, where he held such positions as Chief Pilot, Chief Line Check Airman, and Manager of Flight Training.

General Ronald R. Fogleman, 62	General Fogleman has been a director of the Company since March 1998. He retired from the United States Air Force on September 1, 1997 after 38 years of service. On his final tour of duty, he served as Chief of Staff of the Air Force, a member of the Joint Chiefs of Staff, and military advisor to the Secretary of Defense, the National Security Council, and the President of the United States. He is a director of Mesa Air Group, Inc., AAR Corporation and Valeant Pharmaceuticals International, all reporting companies, a trustee of Mitre Corporation, and a director of several other privately held airline and defense industry companies.

Russell L. Ray, Jr., 68	Mr. Ray has been a director of the Company since July 1993. He was President and Chief Executive Officer of the Company from April 1997 to May 1999, and Chairman of the Board of Directors of the Company from June 1998 to May 1999. Mr. Ray is also currently a director of AMSEC, Inc. From March 1996 to April 1997, he was an aviation and aerospace consultant. Previously he was executive vice president of British Aerospace, Inc.; president and chief executive officer of Pan American World Airways; vice president and general manager of commercial marketing of McDonnell Douglas Corporation; president of Pacific Southwest Airlines; senior vice president of Eastern Airlines and director of Commercial Sales of Lockheed. Mr. Ray is currently Executive Chairman of Technobrands, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES

NAMED ABOVE OR THEIR SUBSTITUTES.

MATTER NO. 2 — APPROVAL OF THE AMENDED AND RESTATED

1995 STOCK INCENTIVE PLAN

      The Board of Directors of the Company, upon recommendation of the Compensation Committee, adopted certain amendments to the Company’s existing Amended and Restated 1995 Stock Option Plan (the “Existing Plan”), subject to stockholder approval at the annual meeting.

      The 1995 Stock Incentive Plan reflects amendments to the Existing Plan to:

•	increase the number of shares authorized for issuance by 2,000,000 shares to 5,300,000 shares;

•	expand the types of equity incentives that may be granted to include, in addition to stock options, stock appreciation rights, stock awards, performance unit awards, dividend equivalent rights and phantom shares, and make related changes to more general provisions to address the expansion of types of equity incentives available for awards;

•	add a limit on the number of awards of stock options and stock appreciation rights that may be granted to an eligible participant in any fiscal year;

•	provide that the Compensation Committee may accelerate the time or times at which stock options may be exercised and may permit a participant to exercise the stock options for all or part of the remaining stock option term (notwithstanding any provisions of an applicable stock incentive agreement to the contrary);

•	specifically allow participants to effect cashless exercises of stock options through brokers;

•	specifically address the range of choices for treating awards following a termination of a participant’s employment with the Company;

•	add a provision authorizing the Compensation Committee to grant, at any time and in its sole discretion, to any holder of a stock incentive the right to receive a cash amount which is intended to reimburse such holder for all or a portion of the federal, state or local income taxes imposed upon the holder as a consequence of the receipt of a stock incentive or the exercise of rights thereunder;

•	authorize the Company to condition awards of stock incentives on compliance with the applicable securities laws;

•	extend the term to May 24, 2015, except that incentive stock options may be not be granted on or after May 24, 2005;

•	make certain conforming changes, including to change the title thereof to the “World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan” to more appropriately describe the Existing Plan as proposed to be amended; and

•	make changes to update certain other provisions and delete provisions that are obsolete or no longer applicable.

      The Compensation Committee and the Board of Directors believe that stock options and other equity incentives are an effective means of attracting, retaining and motivating executives and key employees, which is essential to the Company’s long-term growth and success. Without giving effect to the proposed amendments, only 254,036 shares of Common Stock remained available as of March 12, 2004 for grants of stock options under the Existing Plan. As of the same date, 2,638,064 shares of Common Stock were subject to stock options outstanding under the Existing Plan. The Compensation Committee and the Board of Directors also believe that in particular circumstances, equity incentives other than stock options may be more effective in accomplishing the Company’s goals and that the Company should have the flexibility to structure equity incentives suitable for grants under such circumstances. Accordingly, the Board of Directors believes that the proposed amendments to the Existing Plan are in the best interest of the Company and its stockholders and recommends that the stockholders approve the 1995 Stock Incentive Plan to implement the proposed amendments.

      The 1995 Stock Incentive Plan is being submitted to the stockholders for approval (i) to comply with Nasdaq stockholder approval requirements, (ii) at least until May 24, 2005, to allow the Company to grant incentive stock options to purchase some or all of the shares of Common Stock to be added to the existing reserve, and (iii) to preserve to the fullest extent the Company’s ability to claim deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for compensation expense resulting from the award or exercise of equity incentives.

      The closing price of the Common Stock on April 2, 2004 was $3.54 per share.

      The following is a summary of the 1995 Stock Incentive Plan as it would be in effect if approved by the stockholders (the 1995 Stock Incentive Plan is hereinafter referred to in this Section as the “Plan”). The following description is qualified in its entirety by reference to the applicable provisions of the Plan, which is attached as Appendix B to this proxy statement.

Terms of the Plan

Administration

      The Plan is administered by the Compensation Committee of the Board of Directors or by any other committee the Board of Directors may subsequently appoint to administer the Plan. When appointing members to the Compensation Committee, the Board of Directors is guided by the disinterested director standards contained in Section 162(m) of the Internal Revenue Code and the non-employee director requirements of Rule 16b-3 of the Exchange Act. The Compensation Committee has the authority to grant awards under the Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Plan. The Compensation Committee’s decisions relating to the administration of the Plan and grants of equity awards shall be final and binding on all participants under the Plan.

Awards

      The Plan permits the Compensation Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of the Company’s Common Stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”) to eligible directors, officers, employees or consultants of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Compensation Committee for the benefit of a group of eligible persons.

      The number of shares of Common Stock as to which any Stock Incentive is granted and to whom any Stock Incentive is granted will be determined by the Compensation Committee, subject to the provisions of the Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the Plan. Stock Incentives generally are not transferable or assignable during a holder’s lifetime.

      To the extent required under Section 162(m) of the Internal Revenue Code and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any calendar year to any employee may not exceed 250,000 shares.

Stock Incentives

      Options. The Plan provides for the grant of incentive stock options and nonqualified stock options. The Compensation Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, except that incentive stock options may not be granted under the Plan on or after May 24, 2005. Each option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the Plan.

      The exercise price of an option is set forth in the applicable stock incentive agreement. The exercise price of an incentive stock option generally may not be less than the fair market value of the Common Stock on the date of the grant. In the case of incentive stock options granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary, the exercise price per share must not be less than 110% of the fair market value of the Common Stock on the date on which the option is granted. Nonqualified stock options may be made exercisable at a price set by the Compensation Committee, but in no event less than 85% of the fair market value of the Common Stock. The Compensation Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock or through a cashless exercise executed through a broker. Subsequent to a grant of a stock option, the Compensation Committee may accelerate the time or times at which such stock option may be exercised in whole or in part, or may permit a participant to exercise the stock option for all or part of the remaining stock option term (notwithstanding any provision of the stock incentive agreement to the contrary).

      The term of an option will be specified in the applicable stock incentive agreement, but in no event shall a stock option be exercisable after the expiration of ten years from the date the option is granted.

      Stock Appreciation Rights. Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Compensation Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

      A stock appreciation right granted under the Plan entitles the participant to receive the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of payment or exercise over (ii) a specified price, which, in the case of a stock appreciation right granted in connection with a stock option, may not be less than the exercise price for that number of shares subject to that stock option.

      Stock Awards. The Compensation Committee may grant shares of Common Stock to a participant, subject to restrictions and conditions, if any, as the Compensation Committee may determine.

      Other Stock Incentives. Dividend equivalent rights, performance units, and phantom shares may be granted in numbers or units and subject to any conditions and restrictions, as determined by the Compensation Committee, and will be payable in cash or shares of Common Stock, as determined by the Compensation Committee.

Termination of Employment

      Any award under the Plan to a participant who experiences a termination of employment may be cancelled, accelerated, paid or continued, as provided in the applicable stock incentive agreement, or, in the absence of any such provision, as the Compensation Committee may determine.

Tax Payments

      Tax Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. The Company also has the right to require a participant to remit to the Company an amount in cash or in kind sufficient to satisfy any federal, state or local tax withholding requirement prior to the delivery of certificates for shares of Common Stock issued under the Plan.

      Cash Awards. The Compensation Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a result of the receipt or the exercise of the Stock Incentive.

Termination of Stock Incentives

      The terms of a particular Stock Incentive may provide that they terminate, among other reasons:

•	upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company;

•	upon a specified date;

•	upon the holder’s death or disability; or

•	upon the occurrence of a change in control of the Company.

      Stock Incentives may include exercise, conversion or settlement rights of a holder’s estate or personal representative in the event of the holder’s death or disability. In the Compensation Committee’s discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the Plan.

Changes in Capitalization, Merger or Liquidation

      The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, the exercise price of an option and the annual limit on the number of shares of Common Stock subject to options or stock appreciation rights that may be granted to any employee during a fiscal year are subject to adjustment in the event of any recapitalization, merger or liquidation of the Company or similar event resulting in increase or decrease in the number of shares of Common Stock effected without the receipt of consideration.

      In the event of specified corporate reorganizations or other extraordinary events involving the Company, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Compensation Committee, provided that the adjustment is not inconsistent with the terms of the Plan or any agreement reflecting the terms of a Stock Incentive. The Company may also use the Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Plan.

Amendment or Termination

      Although the Plan may be amended or terminated by the Board of Directors without stockholder approval, the Board of Directors also shall condition any material amendment upon stockholder approval if stockholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder’s consent. Unless earlier terminated as provided above, the Plan shall terminate on, and no award of Stock Incentives shall be made on or after, May 24, 2015; provided, however, that no incentive stock options may be granted under the Plan on or after May 24, 2005.

New Plan Benefits

      Stock Incentives under the Plan are granted at the discretion of the Compensation Committee and, therefore, are not determinable at this time.

Federal Income Tax Consequences

      The following discussion outlines generally the federal income tax consequences of participation in the Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment of grants of Stock Incentives under the Plan.

Incentive Stock Options

      A participant will not recognize income and will not be taxed upon the grant of an incentive stock option or upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of Common Stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Common Stock and the amount for which he or she sells the Common Stock. If the participant does not sell the shares of Common Stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the Common Stock is transferred to him or her, the gain will be taxed as capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of Common Stock at a gain prior to that time, the difference between the amount the participant paid for the Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of Common Stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options

      A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

      Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

      Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Other Stock Incentives

      A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

      A participant will not be taxed upon the grant of a stock award if the award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for that stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Withholding Taxes

      A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of a Stock Incentive. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s Common Stock or, if a participant elects with the permission of the Compensation Committee, by a reduction in the number of shares to be received by the participant under the award.

Stockholder Approval

      Approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

MATTER NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG LLP (“KPMG”) to serve as the Company’s independent certified public accountants and auditor for the year ending December 31, 2004. At the annual meeting, the Company will ask stockholders to ratify the Board’s selection. KPMG, which served in the same capacity in 2001, 2002 and 2003, is expected to be represented at the annual meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

      If the stockholders do not ratify the Board’s proposal, the Board of Directors will reconsider its action with respect to the appointment. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the year ending December 31, 2004.

Audit Fees

      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2002 and 2003, and fees billed for other services rendered by KPMG.

	2002	2003

Audit fees(1)	$313,000	$542,000
Audit-related fees(2)	$56,000	$52,000

Audit and audit related fees	$369,000	$594,000
Tax fees(3)	$101,000	$465,000
All other fees	$—	$—

Total fees	$470,000	$1,059,000

(1)	Audit fees include annual audit and limited quarterly related fees. Fees in 2003 include review of SEC figures and consents.

(2)	Audit related fees consisted principally of fees for audits of financial statements of certain employee benefit plans and due diligence services.

(3)	Tax fees consisted of fees for tax advisory and tax compliance services.

Determination of Auditor Independence

      The Audit Committee has considered the provision of non-audit services by KPMG and has determined that it was not incompatible with maintaining KPMG’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

      The Audit Committee must approve in advance the engagement of the independent auditors to render any audit or permissible non-audit services to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On October 13, 2000, the Company entered into a lease agreement, as tenant, with Air Eagle Properties, LLC, as lessor, for approximately 51,796 square feet of commercial space from May 1, 2001 through October 31, 2003, and approximately 44,000 square feet of commercial office space for the remainder of the term in the building, which the Company now occupies in Peachtree City, Georgia. Hollis L. Harris, the Company’s Chairman of the Board of Directors and, until April 1, 2004, its Chief Executive Officer, and more-than-five-percent beneficial stockholder, is a managing member of Air Eagle Properties, LLC. Mr. Harris has advised the Company that, directly or indirectly, he and his family own 100% of the equity interest in Air Eagle Properties, LLC. The term of the Peachtree City lease began on May 1, 2001 and was to end on April 30, 2016, with a single five-year renewal option. However, the lease was terminated in March 2004 in connection with the sale of the building referred to below. The base rent under the lease was $20.00 per square foot per year with annual escalations of three percent. During the lease term, the Company would have been obligated to pay rent totaling approximately $16,367,044 for the 15-year term ($23,645,930 if the renewal option were exercised), plus the ratable share of any increases in building operating expenses (including a five percent management fee) and taxes. The Company paid an aggregate of $1,100,000 during 2003 under this lease agreement. The lessor provided the Company with a $1,100,000 tenant improvement allowance. To secure the Company’s performance under the lease, on January 4, 2001, a deposit of $1,000,000 was made into an interest bearing escrow account maintained at Peachtree National Bank, Peachtree City, Georgia. On October 27, 2000, Air Eagle Properties, LLC borrowed $5,300,000 from Peachtree National Bank to finance the construction of the Peachtree City building. Under the lease, the Company had subordinated its rights, as tenant, to the rights of the lessor’s construction and permanent lenders. Under the construction loan documents, Air Eagle Properties, LLC had secured its loan by an assignment of the Company’s security deposit and future rent payments to Peachtree National Bank.

      In March 2004, Air Eagle Properties, LLC sold the building containing the Company’s corporate headquarters to a real estate investment trust. In conjunction with this transaction, the Company executed a new 15-year lease that provides for reduced rental rates and increased flexibility for expansion. In addition, the deposit on the previous lease was returned to the Company and financing arrangements affecting the previous lease were terminated. Before approving the terms of the new lease, the Company’s Board of Directors retained both an independent outside law firm to provide a comparative analysis as well as a national, commercial real estate firm to independently verify that the new lease terms did not have a material incremental financial impact on the Company.

      On December 30, 2003, the Company closed a $30,000,000 term loan (the “ATSB Term Loan”) supported by a $27,000,000 federal guarantee from the Air Transportation Stabilization Board (the “ATSB”). The Company’s obligations under the agreement governing the ATSB Term Loan and the related guarantees are secured by substantially all of the assets of the Company and its wholly-owned subsidiary. The loan agreement requires the Company to repay the principal amount of the Term Loan in three annual installments of $6,000,000 each, commencing on December 12, 2005, and a fourth installment of $12,000,000 due on December 12, 2008. Of the $30,000,000 principal amount of the Term Loan, $27,000,000 (the “Tranche A Loan”) is guaranteed by the ATSB. The Company is required to pay to the ATSB semi-annual guarantee fees commencing on the date of the closing of the ATSB Term Loan at an annual rate of 4.5% of the principal amount of the Tranche A Loan scheduled to be outstanding for the interest periods ending on June 12 and December 12, 2004, increasing by 0.5% each year for subsequent semi-annual interest periods through December 12, 2008. No guarantee fees were due in 2003. In connection with the ATSB Term Loan, and as additional compensation for the federal loan guarantee, the Company issued to the ATSB a series of warrants (collectively, the “ATSB Warrants”) to purchase in the aggregate 2,378,223 shares of Common Stock. The ATSB Warrants consist of the following: (a) warrants to purchase 1,269,022 shares of Common Stock, exercisable at $0.78 per share through December 30, 2008; (b) warrants to purchase 886,979 shares of Common Stock, exercisable at $3.20 per share through December 30, 2009; (c) warrants to purchase 111,111 shares of Common Stock, exercisable at $2.50 per share through August 23, 2004; and (d) warrants to purchase 111,111 shares of Common Stock, exercisable at $2.50 per share through March 29, 2005. The holders of the ATSB Warrants are entitled to (a) demand registration of all or part of the ATSB Warrants and the Common Stock underlying the ATSB Warrants under the Securities Act of 1933, as amended, on three separate occasions; and (b) request that the Company include the ATSB Warrants and the Common Stock underlying the ATSB Warrants in any registration statement filed for purposes of a public offering of the Company’s Common Stock or any securities which are convertible into the Company’s Common Stock. The Company will pay all registration expenses, other than any underwriting fees or selling commission, and will take other actions as are required to permit unrestricted resales of the Common Stock underlying the ATSB Warrants pursuant to any applicable registration statement. As holder of the ATSB Warrants, the ATSB beneficially owns in excess of 5% of the Company’s outstanding Common Stock.

      The Company leases certain aircraft from International Lease Finance Corporation (“ILFC”). In the fiscal year ended December 31, 2003, the Company paid an aggregate amount of $47,300,000 under the ILFC lease agreements. ILFC is also a guarantor of $3,000,000 principal amount of the ATSB Term Loan (the “Tranche B Loan”). As a guarantor of the Tranche B Loan, ILFC is entitled to guarantee fees at an annual rate of 3.0% of the principal amount of Tranche B Loan scheduled to be outstanding for the interest periods ending on or about June 12 and December 12 of each year for so long as the ATSB Term Loan remains outstanding, excluding December 12, 2008 (the maturity date of the ATSB Term Loan). No guarantee fees were due in 2003. ILFC holds warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $2.50 per share that were issued by the Company in 1999 in connection with certain lease agreements and expire on August 23, 2004. As holder of these warrants, ILFC beneficially owns in excess of 5% of the Company’s outstanding Common Stock.

      The Company leases certain aircraft from The Boeing Company or affiliates (collectively, “Boeing”). In the fiscal year ended December 31, 2003, the Company paid an aggregate amount of $22,500,000 under the Boeing lease agreements. Boeing holds warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $2.50 per share through March 29, 2005 that were issued by the Company in 2000 in connection with certain lease agreements. As holder of these warrants, Boeing beneficially owns in excess of 5% of the Company’s outstanding Common Stock.

      On December 30, 2003, the Company issued $25,545,000 aggregate principal amount of 8.0% Convertible Senior Subordinated Debentures due 2009 (the “New Debentures”) in exchange for $22,545,000 aggregate principal amount of its outstanding 8.0% Convertible Senior Subordinated Debentures due 2004 (the “Old Debentures”) and $3,000,000 in cash. The purchasers of the New Debentures included (i) investment advisory clients of Zazove Associates, LLC (“Zazove”), which, in the aggregate, acquired $19,182,000 principal amount of New Debentures in exchange for an equal principal amount of Old Debentures (pursuant to a Schedule 13G/A filed with the SEC on January 9, 2004, Zazove claims sole voting and dispositive power with respect to the New Debentures held in its clients’ accounts), (ii) Lonestar Partners, L.P. (“Lonestar”) which acquired $3,182,000 principal amount of the New Debentures in exchange for an equal principal amount of the Old Debentures; and (iii) JMB Capital Partners, L.P. (“JMB”), which acquired $3,181,000 principal amount of the New Debentures in exchange for $181,000 principal amount of the Old Debentures and $3,000,000 in cash. National Union Fire Insurance Company of Pittsburgh, PA (“NUFIC”), one of Zazove’s investment advisory clients and, according to a Schedule 13G filed with the SEC on August 30, 1999, ILFC’s parent company, acquired $5,149,000 principal amount of the New Debentures in exchange for an equal principal amount of the Old Debentures. Zazove, Lonestar, JMB and NUFIC each may be deemed to beneficially own in excess of 5% of the Company’s outstanding Common Stock.

STOCK PERFORMANCE

      The Company’s Common Stock is traded on the Nasdaq SmallCap Market. The graph below compares the performance of an investment in the Common Stock and the Russell 2000 Index, the Dow Jones Airlines Index, and the Dow Jones US Air Freight Index for the period from December 31, 1998 through December 31, 2003. The comparison assumes that the value of the investment and of each index was $100 at December 31, 1998 and that all dividends were reinvested.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
World Airways, Inc.	$100	$94	$100	$46	$72	$332
Russel 2000	$100	$191	$118	$121	$96	$141
Dow Jones US Air Freight Index	$100	$98	$99	$104	$116	$141
Dow Jones Airline Index	$100	$100	$136	$90	$51	$66

      There are significant differences between the business of the Company and those of the companies that comprise the above mentioned industry or line-of-business indices. These differences may lessen the comparability of the information presented. The Dow Jones Airlines Index components are large, scheduled, domestic airline carriers, while the Company is a smaller global airline and contract service provider with no scheduled service. The Dow Jones US Air Freight Index is heavily weighted by the market capitalization of freight and courier companies, which have operations much larger than the Company’s cargo operations.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning the compensation for services rendered to the Company during the years ended December 31, 2003, 2002, and 2001 that was awarded to, earned by, or paid to (i) the Company’s Chief Executive Officer, (ii) each of the other four most highly compensated executive officers of the Company whose total salary and bonus for the year ended December 31, 2003 exceeded

$100,000, and (iii) a former executive officer of the Company who would have been included in the group of four most highly compensated executive officers had he been an executive officer at December 31, 2003.

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation
					Shares
				Other Annual	Underlying	All Other
Name and Position	Year	Salary	Bonus(1)	Compensation	Options	Compensation

Hollis L. Harris	2003	$350,000	$-0-	$-0-	200,000	$7,416	(3)
Chairman and Former Chief	2002	$350,000	$-0-	$-0-	-0-	$7,416	(4)
Executive Officer(2)	2001	$219,231	$-0-	$-0-	-0-	$138,185	(5)
Randy J. Martinez	2003	$203,365	$97,975	$-0-	125,000	$4,276	(7)
President and Chief	2002	$199,039	$29,132	$-0-	-0-	$3,877	(8)
Executive Officer(6)	2001	$161,858	$-0-	$-0-	-0-	$173,117	(9)
John E. Ellington	2003	$206,442	$-0-	$-0-	100,000	$4,112.50	(11)
Former President and Chief	2002	$205,481	$-0-	$-0-	150,000	$4,492	(12)
Operating Officer(10)	2001	$-0-	$-0-	$-0-	-0-	$-0-
Gilberto M. Duarte, Jr.	2003	$200,000	$117,570	$-0-	50,000	$4,755	(13)
Chief Financial Officer	2002	$199,423	$29,255	$-0-	-0-	$4,395	(14)
	2001	$172,903	$-0-	$-0-	-0-	$227,200	(15)
Cindy M. Swinson	2003	$169,615	$99,708	$-0-	35,000	$225	(17)
General Counsel and	2002	$174,039	$25,453	$-0-	25,000	$225	(18)
Corporate Secretary(16)	2001	$66,346	$-0-	$-0-	100,000	$60	(19)
Charles H. J. Addison	2003	$175,000	$102,874	$-0-	50,000	$5,683	(21)
Executive Vice President	2002	$144,201	$-0-	$-0-	100,000	$3,663	(22)
— Operations(20)	2001	$—	$—	$—	—		$—

(1)	Bonuses are paid to Company executives from a profit sharing pool that is distributed among management, crew members and administrative employees. Bonuses reported for 2003 were earned and accrued as of December 31, 2003 and are payable within 90 days of the Company’s filing of its Form 10-K for the 2003 fiscal year.

(2)	Mr. Harris relinquished the title of Chief Executive Officer effective April 1, 2004.

(3)	Consists of $7,416 in excess term life insurance premiums.

(4)	Consists of $7,416 in excess term life insurance premiums.

(5)	Consists of (i) $7,416 in excess term life insurance premiums and (ii) $130,769 of salary foregone in exchange for Common Stock of the Company pursuant to an Employee Salary Exchange Program (the “ESEP”). The ESEP was implemented by the Company in February 2000 and had a term of 18 months. Under the ESEP, participating employees exchanged up to 10% of their compensation for shares of Common Stock of the Company on the basis of one share for each $1.19375 in compensation exchanged. Certain executive officers elected to forego additional amounts of compensation in exchange for shares under the ESEP on the same basis. The exchange rate was determined based on the average stock price at the time the ESEP was approved by the Board of Directors.

(6)	Mr. Martinez became Chief Executive Officer effective April 1, 2004. Mr. Martinez was appointed President and Chief Operating Officer effective November 1, 2003 and, prior to such date, Mr. Martinez served as Executive Vice President, Administrative and Marketing.

(7)	Consists of (i) $315 in excess term life insurance premiums and (ii) $3,961 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(8)	Consists of (i) $270 in excess term life insurance premiums and (ii) $3,607 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(9)	Consists of (i) $225 in excess term life insurance premiums, (ii) $13,142 of salary foregone in exchange for Common Stock of the Company pursuant to the ESEP, (iii) $3,500 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez, (iv) $131,250 retention payment pursuant to the Company’s Key Employee Retention Plan (the “KERP”), of which $13,125 was foregone in exchange for Common Stock of the Company pursuant to the ESEP, and (v) $25,000 relocation payment. The Board of Directors implemented the KERP to maintain management stability during a transitional period in the Company’s operations.

(10)	Mr. Ellington re-joined the Company on January 8, 2002 and retired on November 1, 2003.

(11)	Consists of $4,112.50 in excess term life insurance premiums.

(12)	Consists of $4,492 in excess term life insurance premiums.

(13)	Consists of (i) $774 in excess term life insurance premiums, and (ii) $3,981 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(14)	Consists of (i) $774 in excess term life insurance premiums and (ii) $3,621 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(15)	Consists of (i) $688 in excess term life insurance premiums, (ii) $12,097 of salary foregone in exchange for Common Stock of the Company pursuant to the ESEP, (iii) $4,415 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte, (iv) $185,000 retention payment pursuant to the KERP, of which $18,500 was forgone in exchange for Common Stock of the Company pursuant to the ESEP, and (v) $25,000 relocation payment.

(16)	Ms. Swinson joined the Company on July 16, 2001.

(17)	Consists of $225 in excess term life insurance premiums.

(18)	Consists of $225 in excess term life insurance premiums.

(19)	Consists of $60 in excess term life insurance premiums.

(20)	Mr. Addison was appointed executive officer in June 2002.

(21)	Consists of $5,683 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Addison.

(22)	Consists of $3,663 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Addison.

      The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2003 to each of the named executive officers:

Option Grants in Fiscal 2003

					Potential Realizable Value at Assumed Annual
					Rates of Stock Price Appreciation for Option Term

	Individual Grants				5%		10%

	Number of	Percent of Total				Market Price		Market Price
	Shares	Options				Per Share		Per Share
	Underlying	Granted to	Exercise		Potential	Required to	Potential	Required to
	Options	Employees in	Price Per	Expiration	Dollar	Realize	Dollar	Realize Dollar
Name	Granted	Fiscal Year	Share	Date	Gains	Dollar Gains	Gains	Gains

Hollis L. Harris	200,000	19.9%	$0.84	2/12/11	$766,400	$4.67	$1,126,000	$6.47
Randy J. Martinez	75,000	5.0%	$3.31	2/12/11	$287,400	$4.67	$422,250	$6.47
	50,000	7.4%	$0.84	11/18/11	$79,750	$4.91	$190,350	$7.12
John E. Ellington	100,000	9.9%	$0.84	2/12/11	$265,000	$3.49	$281,000	$3.65
Gilberto M. Duarte, Jr.	50,000	5.0%	$0.84	2/12/11	$191,600	$4.67	$281,500	$6.47
Cindy M. Swinson	35,000	3.5%	$0.84	2/12/11	$134,120	$4.67	$197,050	$6.47
Charles H. J. Addison	50,000	5.0%	$0.84	2/12/11	$191,600	$4.67	$281,500	$6.47

      The values above do not reflect that many of the options are subject to vesting schedules and, accordingly, are not immediately exercisable. Nor do such values reflect that, if the named executives are deemed to be affiliates of the Company within the meaning of the federal securities laws and regulations, they may be subject to restrictions on their ability to sell or otherwise dispose of any shares acquired upon any exercise of the options. The assumed rates of stock price appreciation above are arbitrary and bear no relationship to the historic value of the Company’s Common Stock since its initial public offering in 1995.

      The following table sets forth additional information concerning exercises of stock options during 2003 by the named executive officers and the value of their unexercised options at December 31, 2003:

Aggregated Option Exercises in 2003 and

Fiscal Year-End Option Values

	Number of		Number of Shares		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired Upon		Options at Fiscal Year End		at Fiscal Year End
	Exercise of	Value
Name	Options	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Hollis L. Harris	-0-	-0-	1,091,660	108,340	$2,547,317	$268,683
Randy J. Martinez	-0-	-0-	187,500	112,500	$426,741	$167,850
John E. Ellington	-0-	-0-	101,664	-0-	$242,237	-0-
Gilberto M. Duarte, Jr.	-0-	-0-	205,000	45,000	$458,800	$111,600
Cindy M. Swinson	32,000	$108,860	51,500	76,500	$122,055	$190,770
Charles H. J. Addison	39,400	$133,980	40,600	105,000	$86,562	$235,800

Employment Agreements

      The Company has an employment agreement with Hollis L. Harris that provides that he shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company until December 31, 2005. The Company agreed to compensate Mr. Harris at a minimum base salary of $350,000 per year plus employee benefits, including bonus, agreed to indemnify him against certain losses, and granted him options under the agreement to purchase up to 1,000,000 shares of its Common Stock. Mr. Harris agreed to purchase $100,000 worth of Company Common Stock or debentures, which he did through a voluntary reduction of his base salary and participation in the Company’s Employee Salary Exchange Program and restricted stock plan. Mr. Harris relinquished the title of Chief Executive Officer effective April 1, 2004 and announced his plans to retire from the position of Chairman and from the Board of Directors effective at midnight on the date of the annual meeting of stockholders.

      The Company has an employment agreement with Randy J. Martinez that, as amended, provides that he shall serve as President and Chief Operating Officer of the Company until November 1, 2006, subject to a one-year extension in the event that the Company fails to give him written notice, on or before April 1, 2006, of the Company’s intent not to renew the agreement or to renew on different terms. Mr. Martinez became President and Chief Operating Officer on November 1, 2003 and President and Chief Executive Officer effective April 1, 2004. The agreement provides for a minimum base salary of $225,000 per year, plus employee benefits, including bonus, and for indemnification for Mr. Martinez against certain losses.

      The Company had an employment agreement with John E. Ellington under which he served as President and Chief Operating Officer until his retirement effective November 1, 2004. The agreement provided for a minimum base salary of $225,000 per year plus employee benefits, including bonus and indemnification against certain losses. The agreement terminated upon Mr. Ellington’s retirement effective November 1, 2004.

      The Company has an employment agreement with Gilberto M. Duarte, Jr. that provides that he shall serve as Chief Financial Officer of the Company until December 31, 2004, subject to a one-year extension in the event that the Company fails to give him written notice, on or before July 31, 2004, of the Company’s intent not to renew the agreement or to renew on different terms. The agreement provides for a minimum base salary of $185,000, which the Company subsequently increased to $200,000 per year, plus employee benefits, including bonus, and for indemnification against certain losses.

      The Company has an employment agreement with Cindy M. Swinson that provides that she shall serve as General Counsel and Corporate Secretary of the Company until December 31, 2005, subject to a one-year extension in the event that the Company fails to give her written notice, on or before July 1, 2005, of the Company’s intent not to renew the agreement or to renew on different terms. Pursuant to the agreement, the Company agreed to compensate Ms. Swinson at a minimum base salary of $175,000 per year plus employee benefits, including bonus and agreed to indemnify her against certain losses.

      The Company has an employment agreement with Charles H. J. Addison that provides that he shall serve as Executive Vice President — Operations of the Company until May 31, 2005, subject to a one-year extension in the event that the Company fails to give him written notice, on or before December 1, 2004, of the Company’s intent not to renew the agreement or to renew on different terms. Pursuant to the agreement, the Company agreed to compensate Mr. Addison at a minimum base salary of $175,000 plus employee benefits, including bonus, and agreed to indemnify Mr. Addison against certain losses.

      Each of these employment agreements is terminable by the Company with or without cause and by the named executive officer upon the occurrence of certain events, including a change in control of the Company, a change in the named executive officer’s responsibilities and relocation of the Company’s headquarters outside the Peachtree City, Georgia metropolitan area. Upon any such termination other than for cause, the named executive officers would be entitled to receive severance in an amount equal to 24 months base salary in the case of each of Messrs. Harris and Martinez and 18 months base salary in the case of each of the other named executive officers, and all unvested options previously granted would become immediately exercisable.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2003 regarding compensation plans under which equity securities of the Company are authorized for issuance.

			Number of
			Securities
			Remaining Available
			for Future Issuance
	Number of	Weighted	under Equity
	Securities To Be	Average	Compensation Plans
	Issued Upon	Exercise Price	(Excluding
	Exercise of	of Options,	Securities Reflected
	Options, Warrants	Warrants and	in the First
Plan Category	and Rights	Rights	Column)

Equity Compensation Plans Approved by Security Holders	3,885,901	$2.03	148,000
Equity Compensation Plans Not Approved by Security Holders	3,010,000	$2.10	279,000

Total	6,895,901	$2.06	427,000

      See Notes 9 and 10 to the Company’s Consolidated Financial Statements for information regarding the material features of the above plans. Each of the above plans provides that the number of shares with respect to which options may be granted, and the number of shares of Common Stock subject to an outstanding option shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on Common Stock, and the purchase price per share of outstanding options shall be proportionately revised.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as independence for audit committee members is defined by the Nasdaq listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which has reviewed and revised the charter in February 2004. The revised charter is attached as Appendix A to this proxy statement.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2003 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which include, without limitation, matters related to the conduct of the audit of the consolidated financial statements. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

      The foregoing report is provided by the Audit Committee of the Board of Directors, consisting of A. Scott Andrews, Joel H. Cowan and Peter M. Sontag.

COMPENSATION COMMITTEE REPORT

      There are three main compensation components for executive officers of the Company: (1) base salary; (2) bonuses paid under the Company’s Management Incentive Plan; and (3) incentive or non-qualified stock options granted under the Company’s Amended and Restated 1995 Stock Option Plan (the “1995 Stock Option Plan”).

      Base salaries of executive officers are initially set, and from time to time adjusted, to be competitive with those being paid by other area and industry companies to attract executives with comparable responsibilities and experience. The Compensation Committee of the Board of Directors normally recommends, and the Board determines, the base salary of each executive officer of the Company.

      Under the Management Incentive Plan, executive officers who are not covered by collective bargaining agreements are eligible to receive annual cash bonuses of 30%-40% of their base salaries, subject to adjustment. Bonuses are paid to Company executives from a profit sharing pool that is distributed among management, crew members and administrative employees. Any bonus payable to the Chief Executive Officer is based solely on whether the Company meets or exceeds certain budgeted net income targets. The Chief Executive Officer’s performance is subject to an evaluation process that involves objective as well as subjective criteria. Any bonus payable to other executive officers is based on a weighing of Company, department, and individual quantitative performance, subject to adjustment. Based on these criteria, the Company accrued bonuses earned as of December 31, 2003, which will be payable within 90 days of the Company’s filing of its Form 10-K for fiscal 2003.

      Under the 1995 Option Plan, executive officers are eligible to receive grants of incentive or non-qualified stock options exercisable over not more than ten years at the fair market value of the Company’s Common Stock on the date of grant. The 1995 Option Plan is administered by the Compensation Committee, which is authorized to determine the vesting schedule for each grant.

      The foregoing report is provided by the Compensation Committee of the Board of Directors, consisting of Daniel J. Altobello, Joel Cowan and General Ronald R. Fogleman.

STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company’s Secretary no later than December 17, 2004, to be included in the Company’s 2005 proxy materials. Proposals intended for inclusion in next year’s proxy statement should be sent to Cindy M. Swinson, General Counsel and Corporate Secretary, World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

      The proxy or proxies designated by the Company will have discretionary authority to vote on any proposal properly presented by a stockholder for consideration at the 2004 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless (i) with respect to any nomination for director, a written nomination is submitted to the Company at least 90 days prior to the meeting as provided in the Bylaws of the Company, or (ii) with respect to any other shareholder proposal, notice of the proposal, containing the information required by the Bylaws of the Company is received by the Company at its principal executive offices not less than 60 days prior to the meeting and, in either case, certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

ANNUAL REPORT

      A copy of the Company’s Annual Report to Stockholders is being provided herewith to each stockholder entitled to vote at the annual meeting. It includes the Company’s most recent Annual Report on Form 10-K as filed with the SEC. A copy of the Company’s Annual Report on Form 10-K is available at no charge to all stockholders. For a copy, write to Gilberto M. Duarte, Jr., Chief Financial Officer, World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.

OTHER INFORMATION

      This solicitation of proxies is being made by the Board of Directors of the Company. In addition to solicitation by mail, proxies may also be solicited by directors, officers, and employees of the Company, who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees, and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock. The address of the Company’s principal executive offices is World Airways, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, and its telephone number is (770) 632-8000. The above notice and proxy statement are sent by order of the Board of Directors.

By Order of the Board of Directors,

Cindy M. Swinson
Corporate Secretary

Dated: April 6, 2004

APPENDIX A

WORLD AIRWAYS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Audit Committee’s Purpose and Authority

      The Audit Committee of World Airways, Inc., a Delaware corporation (the “Company”), is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee is directly responsible for the appointment (subject to stockholder ratification), compensation, retention and oversight of the work of any registered public accounting firm (the “independent auditors”) engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such independent auditors must report directly to the Audit Committee. The Audit Committee’s other primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Provide an avenue of communication among the independent auditors, management, and the Board.

•	Review areas of potential significant financial risk to the Company.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the authority to retain special, legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company will provide for appropriate funding, as determined by the Audit Committee, for the payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (b) compensation to any advisors, including any of the experts listed above, or independent counsel employed by the Audit Committee in the performance of its duties, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in the performance of its duties.

II.	Audit Committee’s Composition and Meetings

      Audit Committee members shall meet the requirements of Nasdaq or any alternative national stock exchange on which the Company’s equity and debt securities are listed for trading. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (a) be an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a member of the Audit Committee; (b) not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, or be an affiliated person of the Company; and (c) not have participated in the preparation of the financial statements of the Company at any time during the past three (3) years. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, at least one member of the Audit Committee must have past employment experience in financing or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      Audit Committee members shall be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

      Executive Sessions shall be held with the independent auditors at every meeting, thereby providing a regular forum for candid discussion and reducing the pressure to request such a meeting. The Audit Committee may ask members of management or others to attend Executive Sessions and provide pertinent information as necessary.

III.	Audit Committee’s Responsibilities and Duties

      REVIEW RESPONSIBILITIES — THE AUDIT COMMITTEE SHALL BE RESPONSIBLE TO:

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the approved Charter published at least every three years in accordance with Securities and Exchange Commission (“SEC”) regulations.

2. Review the Company’s annual audited financial statements prior to filing or distribution. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with Company management and the independent auditors, (a) consider the integrity of the Company’s accounting and financial reporting processes and controls, (b) discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures, and (c) review significant findings prepared by the independent auditors together with management’s responses.

4. Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution and discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see Item 11). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      INDEPENDENT AUDITORS — THE INDEPENDENT AUDITORS ARE ULTIMATELY ACCOUNTABLE TO THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS. THE AUDIT COMMITTEE SHALL:

5. Review the independence and performance of the independent auditors and annually appoint, or recommend to the Board the appointment of (subject to stockholder ratification), the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Actively engage in a dialogue with the independent auditors with respect to disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board takes, appropriate actions to oversee the independence of the Company’s auditors.

7. Approve in advance the engagement of the independent auditors to render any audit or permissible non-audit services to the Company; provided that the Audit Committee may establish appropriate pre-approval policies and procedures that do not include delegation of Audit Committee responsibilities under the Securities Exchange Act of 1934 to management, in which case the engagement of the independent auditors to provide particular services may be entered into pursuant to such pre-approval policies and procedures.

8. Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Statement 1.

9. Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management and general audit approach.

10. Ensure that each independent auditor retained for the purpose of issuing an audit report or performing other audit, review or attest services for the Company reports directly to the Audit Committee.

11. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Such discussions should include changes to the audit plan and restrictions on the scope of the auditors’ activities, if any. Discuss certain matters required to be communicated to the Audit Committee in accordance with AICPA SAS 61:

•	The auditor’s responsibility under Generally Accepted Auditing Standards.

•	Significant accounting policies.

•	Management judgments and accounting estimates.

•	Significant audit adjustments.

•	Other information in documents containing audited financial statements.

•	Disagreements with management – including accounting principles, scope of audit and disclosures.

•	Consultation with other accountants by management.

•	Major issues discussed with management prior to retention.

•	Difficulties encountered in performing the audit.

12. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

LEGAL COMPLIANCE

13. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

14. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

15. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

16. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

17. Periodically perform self-assessment of the Audit Committee’s performance.

18. Review financial and accounting personnel succession planning within the Company.

19. Annually review policies and procedures as well as audit results associated with directors’ and officers expense accounts and perquisites. Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

Adopted by the Board of Directors on February 5, 2004

APPENDIX B

WORLD AIRWAYS, INC.

AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

      SECTION 1.     General Purpose of Plan; Definitions.

      The Amended and Restated World Airways, Inc. 1995 Stock Option Plan, amended and restated herein as the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan, is designed to assist World Airways, Inc. in attracting, retaining and providing incentives to selected key management personnel by offering them the opportunity to acquire a proprietary interest in the Company and, thus, in its growth and success.

      For purposes of the Plan, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(c) “Committee” means the Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan as provided herein. If at any time no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the members of the Board who are not employees of the Group.

(d) “Common Stock” means shares of the common stock, $.001 par value, of the Company.

(e) “Company” means World Airways, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

(f) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 5.5.

(h) “Eligible Person” means a person described in Section 4 hereof.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j) “Fair Market Value” means:

(i) if the shares of Common Stock are listed or admitted to trading on any securities exchange in the United States on the applicable determination date, the closing price, regular way, on such day on the principal securities exchange in the United States on which shares of Common Stock are traded;

(ii) if clause (i) does not apply or if no sale takes place on such day, the average of the closing bid and asked prices in the United States on such day, as reported by a reputable quotation source designated by the Committee;

(iii) if the preceding clauses (i) and (ii) do not apply, the average of the reported high bid and low asked prices in the United States on such day, as reported in the Wall Street Journal (Eastern edition) or other newspaper designated by the Committee; or

(iv) if the preceding clauses (i), (ii) and (iii) do not apply, in the case of the grant of a Stock Incentive, the fair market value of a share of Common Stock, as determined by the Committee in good faith.

(k) “Group” means the Company and any affiliate of the Company.

(l) “Incentive Stock Option” means a Stock Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m) “Nonqualified Stock Option” means a Stock Option that is not an incentive stock option within the meaning of Section 422 of the Code.

(n) “Option Shares” means shares of Common Stock acquired pursuant to the exercise of Stock Options granted hereunder.

(o) “Participant” means any Eligible Person who has been awarded a Stock Incentive.

(p) “Performance Unit Award” refers to a performance unit award as described in Section 5.6.

(q) “Phantom Shares” refers to the rights described in Section 5.7.

(r) “Plan” means the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan.

(s) “Stock Appreciation Right” means a stock appreciation right described in Section 5.3.

(t) “Stock Award” means a stock award described in Section 5.4.

(u) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(v) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(w) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Nonqualified Stock Options, Phantom Shares, Stock Appreciation Rights, Stock Awards and Performance Unit Awards.

(x) “Stock Option” means any option to purchase shares of Common Stock granted pursuant to this Plan.

(y) “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

      SECTION 2.     Administration.

      The Committee shall have plenary authority, in its discretion, to determine the terms of all awards of Stock Incentives hereunder (which terms need not be identical), including, without limitation, the Eligible Persons to whom Stock Incentives are awarded, the time or times at which awards are made, the number of shares covered by awards, and the period during which Stock Incentives may be exercised or settled. In making such determinations, the Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the success of the Group, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 2 shall be conclusive.

      SECTION 3.     Stock Subject to Plan.

      Subject to adjustment in accordance with Section 9.4(b), the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 5,300,000 (the “Maximum Plan Shares”). Such shares may consist, in whole or part, of authorized and unissued shares or treasury shares. The shares of

Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

      SECTION 4.     Participation in the Plan.

      Members of the Board, employees (whether or not they are officers or members of the Board) and consultants of the Group shall be eligible to receive awards of Stock Incentives pursuant to Section 5 hereof. Awards of Stock Incentives to such persons shall be made by the Committee, in its sole and absolute discretion, as provided by Section 2 hereof.

      SECTION 5.     Stock Incentives.

      5.1 Terms and Conditions of All Stock Incentives.

      (a) The number of shares of Common Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of shares available for grants under the Plan. To the extent required under Section 162(m) of the Code and the regulations thereunder, subject to adjustment in accordance with Section 9.4(b), the maximum number of shares of Common Stock with respect to which Stock Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 250,000. If, after grant, a Stock Option is cancelled, the cancelled Stock Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 5.1. If, after grant, the exercise price of a Stock Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Stock Option or the Stock Appreciation Right, as applicable, and the grant of a new Stock Option or Stock Appreciation Right, as applicable. If a Stock Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Stock Option or Stock Appreciation Right that is deemed to be canceled and the Stock Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Stock Options or Stock Appreciation Rights may be granted to an employee as described in this Section 5.1.

      (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals that must be achieved as a condition to vesting or payment of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals that must be achieved as a condition to vesting or payment of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

      (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

      (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

      (e) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; provided, however, that the

Committee may waive any of the provisions of this Section or provide otherwise as to any Stock Incentives other than Incentive Stock Options.

      5.2 Terms and Conditions of Stock Options. Stock Options granted under the Plan to Eligible Persons shall be either Incentive Stock Options or Nonqualified Stock Options; provided, however, that Incentive Stock Options shall not be granted to persons who are not employees of the Group. No Stock Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. Each Stock Option granted under the Plan shall be clearly identified as either a Nonqualified Stock Option or an Incentive Stock Option and shall be evidenced by a written Stock Incentive Agreement that specifies the terms and conditions of the grant. Stock Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Committee may specify:

(a) Price. The price per share of Common Stock at which a Stock Option may be exercised shall not be less than eighty-five percent of the Fair Market Value of the Common Stock on the date of grant of the Stock Option. In the case of an Incentive Stock Option, the exercise price per share of Common Stock shall not be less than one hundred percent of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary (a “Ten-Percent Shareholder”), the exercise price per share shall not be less than one hundred and ten percent of the Fair Market Value of the Common Stock on the date on which the option is granted.

(b) Exercisability. Stock Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable after the expiration of ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder). Subsequent to the grant of a Stock Option, the Committee, at any time before complete termination of such Stock Option, may accelerate the time or times at which such Stock Option may be exercised in whole or in part and may permit the Participant or any other designated person to exercise the Stock Option, or any portion thereof, for all or part of the remaining Stock Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

(c) Payment of Option Price. Subject to Section 5.2(b), Stock Options may be exercised, in whole or in part, at any time during the term of the option by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price in cash. To the extent provided in the applicable Stock Incentive Agreement, payment may also be made in whole or in part, in the form of Common Stock already owned by the Participant based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised. In no event may any shares of Common Stock that are acquired by a Participant pursuant to the exercise of a Stock Option be delivered as payment of the exercise price of a Stock Option, unless such shares have been held by the Participant for at least six months. Payment of the exercise price of a Stock Option also may be made in a cashless exercise through a broker; provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002).

(d) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 5.2, any Stock Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

      5.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the

Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Common Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with a Stock Option, may not be less than the exercise price for that number of shares subject to that Stock Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Common Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

      5.4 Terms and Conditions of Stock Awards. The number of shares of Common Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares of Common Stock awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Common Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

      5.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Common Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

      5.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the performance goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

      5.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the phantom shares so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as performance share awards.

(a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Common Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

      5.8 Treatment of Awards Upon Termination of Employment. Any award under this Plan to a Participant who has experienced a termination of employment or other service relationship may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s termination of employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

      SECTION 6.     Restrictions on Common Stock.

      6.1 Escrow of Shares. Any certificates representing the shares of Common Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Common Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Common Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Common Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Common Stock not so held. Any dividends declared on shares of Common Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive

Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Common Stock to the Participant or to the Company, as applicable.

      6.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Common Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Common Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

      SECTION 7.     Withholding Taxes.

      The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Common Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the shares of Common Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

      SECTION 8.     Amendment and Termination.

      The Board may amend, alter or terminate the Plan in any respect at any time; provided, however, that the Board of Directors shall condition any material amendment or alteration of the Plan on stockholder approval thereof if such stockholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. Notwithstanding the foregoing, no amendment, alteration or termination of the Plan shall be made by the Board without approval of each affected Participant if such amendment, alteration or termination would impair the rights of a Participant under any award theretofore granted.

      The Board may amend the terms of any award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant with respect to such award without such Participant’s consent.

      SECTION 9.     General Provisions.

      9.1 Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Group any right to continued employment with the Group, nor shall it interfere in any way with the right of the Group to terminate the employment of any of its employees at any time.

      9.2 No member of the Board or the Committee, nor any officer or employee of the Group acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Group acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      9.3 The masculine pronoun wherever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction.

      9.4 Changes in Capitalization; Merger; Liquidation.

      (a) The number of shares of Common Stock reserved for the grant of Stock Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Common Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Stock Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the exercise price of each outstanding Stock Option and the specified number of shares of Common Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

      (b) In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Common Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 9.4 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

      (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

      9.5 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

      9.6 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

      9.7 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant’s employment or services at any time.

      9.8 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

      9.9 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Stock Option or as a condition to any other delivery of Common Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

      9.10 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

      9.11 Stockholder Approval. The Plan, as amended and restated hereby, must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan, as so amended and restated, by the Board. If such approval is not obtained, the Plan shall continue pursuant to the provisions in effect immediately prior to this amendment and restatement.

      SECTION 10.     Term of Plan.

      Unless and until the Plan is terminated in accordance with Section 8, the Plan shall terminate on, and no award of Stock Incentives shall be made on or after, May 24, 2015; provided, however, that no Incentive Stock Options shall be granted pursuant to the Plan on or after May 24, 2005. Notwithstanding the foregoing, all Stock Incentives granted under the Plan prior to such date shall remain in effect until such Stock Incentives have either been exercised or have expired in accordance with their terms and the terms of this Plan.

      SECTION 11.     Governing Law.

      This Plan shall be construed, administered and enforced according to laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

WORLD AIRWAYS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for the Annual Meeting of Stockholders to be Held on May 6, 2004

     The undersigned hereby appoints HOLLIS L. HARRIS and CINDY M. SWINSON, and each of them, as the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.001 per share, of World Airways, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269 on May 6, 2004 at 9:00 a.m., local time, and at any adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

1.	To elect three Class III directors for a term of three years. Nominees: A. Scott Andrews, Joel H. Cowan and Randy J. Martinez

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

☐ FOR all nominees except any whose name is crossed out above

     2. To approve the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan.

☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

3.	To ratify the selection of KPMG LLP as the Company’s independent certified public accountants for the year ending December 31, 2004.

☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF A PROPERLY EXECUTED PROXY GIVES NO DIRECTION, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, “FOR” THE OTHER PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Dated:	, 2004

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

WORLD AIRWAYS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CONFIDENTIAL VOTING INSTRUCTIONS OF 401(k) PLAN PARTICIPANTS AND BENEFICIARIES
For the Special Meeting of Stockholders to be held on May 6, 2004

     The undersigned hereby instructs Wells Fargo Retirement Plan Services, Inc., Trustee (the “Trustee”) of the World Airways Employees 401(k) Savings Plan (the “Plan”), to vote all shares of common stock, par value $.001 per share, of World Airways, Inc., a Delaware corporation (the “Company”), allocated to the account of the undersigned as a participant in or beneficiary under the Plan, in accordance with these instructions, at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269 on May 6, 2004 at 9:00 a.m., local time, and at any adjournment thereof.

1.	To elect three Class III directors for a term of three years.

Nominees: A. Scott Andrews, Joel H. Cowan and Randy J. Martinez

☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees
☐	FOR all nominees except any whose name is crossed out above

2.	To approve the World Airways, Inc. Amended and Restated 1995 Stock Incentive Plan.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

3.	To ratify the selection of KPMG LLP as the Company’s independent certified public accountants for the year ending December 31, 2004.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

(continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS INSTRUCTED BY THE PLAN PARTICIPANT OR BENEFICIARY. IF NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED AS THE TRUSTEE DEEMS PROPER IN ITS BEST JUDGMENT.

Dated:	, 2004

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon.